Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT:
Michael H. Braun, CEO (954) 308-1322
Ronald Jordan, CFO (954) 308-1363
Erick A. Fernandez, CAO (954) 308-1341
FedNat Holding Company

FEDNAT INSURANCE COMPANY ANNOUNCES ITS NEW NAME

FedNat’s refreshed brand represents its forward-looking strategy

Sunrise, Florida, June 29, 2018 – FedNat Holding Company (the “Company”), formerly known as Federated National Holding Company (Nasdaq: FNHC), announced today the rebranding of its largest insurance subsidiary to the FedNat name.  The Company through its wholly owned subsidiaries, is authorized to underwrite and/or place homeowners multi-peril, federal flood and other lines of insurance in Florida and other states.  The Company markets, distributes and services its own and third-party insurers’ products and other services through a network of independent and general agents.

FedNat Insurance Company (“FNIC”), formerly known as Federated National Insurance Company, changed its name after recently receiving approval from the Florida Office of Insurance Regulation (“OIR”).  FNIC, with operations in several coastal states, has filed notice of the name change for processing with the insurance departments in the additional states where it serves policyholders.

Michael H. Braun, CEO and President, said, “We are excited with our name change which will match our branding initiative which includes aligning our holding company, largest insurance company and our managing general agency with the same FedNat name that our partner agents and staff have known us by for a long time.  Our mission remains the same which is to provide best-in-class service to our policyholders and partner agents while providing an appropriate return to our shareholders.”

The Company received approval to change its name at its most recent annual meeting of shareholders.  Its trading symbol on Nasdaq, FNHC, and its Company website, www.fednat.com, remain the same.

About the Company

The Company, through its wholly owned subsidiaries, is authorized to underwrite and/or place homeowners multi-peril, federal flood and other lines of insurance in Florida and other states. The Company markets, distributes and services its own and third-party insurers’ products and other services through a network of independent and general agents.

This release contains certain statements that may be deemed "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, insurance products, claims experience, reinsurance and other costs. Such forward-looking statements are not guarantees of future results, and actual results, developments and business decisions may differ materially from those anticipated by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.